                                                                    Exhibit 16.1






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
                   (FORMERLY INTERNET GOLF ASSOCIATION, INC.)
               -------------------------------------------------

            I have read statement that I understand American Oriental Bioengineering, Inc. (formerly Internet Golf Association, Inc.) will include under Item 4 of the Form 8-K/A report it will file regarding the recent change of its auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ Larry O'Donnell, CPA, PC
----------------------------
Larry O'Donnell, CPA, PC


May 16, 2002